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                                                                      EXHIBIT 21

                             AMERICAN RE CORPORATION
                                and Subsidiaries

                                                      State/Country/Date        Primary
Name                                                   of Incorporation     Business Activities
----                                                   ----------------     -------------------
American Re Corporation(1)...........................   Delaware/1991       Holding Company
American Re-Insurance Company........................   Delaware/1917       Reinsurance
   American Re Inversiones, S.A......................   Chile/1986          Holding Company
     American Re-Insurance Company (Chile) S.A.......   Chile/1981          Reinsurance
American Alternative Insurance Corporation...........   New York/1923       Alternative Market Insurance
American Re Asset Management, Inc....................   Delaware/1995       Investment Management
AM-RE Managers, Inc..................................   Delaware/1988       Alternative Markets
   Becher + Carlson Risk Management Inc..............   California/1983     Risk Management
     Becher + Carlson Management, Ltd................   Bermuda/1981        Captive Management
        Becher + Carlson Brokerage, Ltd..............   Bermuda/1986        Brokerage
          AM-RE Managers (Bermuda) Ltd...............   Bermuda/1990        Underwriting Management
     Becher + Carlson Insurance Services, Inc........   California/1981     Agency
        AM-RE Brokers, Inc...........................   Delaware/1978       Reinsurance Brokerage
     Becher + Carlson Insurance Agency of Ohio.......   Ohio/1994           Agency
AM-RE Services, Inc..................................   Delaware/1980       Consulting Services
   AM-RE Consultants, Inc............................   Delaware/1994       Consulting Services
American Re Holdings, Ltd............................   England/1988        Holding Company
   American Re Management, Ltd.......................   England/1988        Underwriting Management
   American Re Managers International, Ltd...........   England/1988        Representative Office
   American Re Management (Vienna) GmbH..............   Austria/1991        Representative Office
   ARB International, Ltd............................   England/1989        Lloyd's Brokerage
   Risk Management Partners, Ltd.(2).................   England/1994        Insurance Joint Venture
Princeton Eagle Holding (Bermuda) Limited............   Bermuda/1994        Holding Company
   Princeton Eagle Insurance Company Limited.........   Bermuda/1994        Rent-a-Captive Facility
Princeton Eagle West Holding Inc.....................   Delaware/1995       Holding Company
   Princeton Eagle West Insurance Company............   Bermuda/1995        Rent-a-Captive Facility
The Princeton Excess and Surplus Lines
   Insurance Company.................................   Delaware/1995       Surplus Lines Insurance

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(1) Indentations indicate subsidiaries. All ownership is 100% of common stock other than directors' qualifying shares or where local laws or customs in foreign jurisdictions require multiple shareholders (for example, American Re Managers International, Ltd. owns 1 share of American Re Management (Vienna) GmbH).
(2) A joint venture 50% owned by American Re Holdings, Ltd. and 50% owned by Arthur J. Gallagher (UK) Ltd.